Southwest Research Institute®
PROPOSAL AND FIXED-PRICE CONTRACT FOR SERVICES

SOUTHWEST RESEARCH INSTITUTE, a Texas nonprofit corporation located at 6220 Culebra Road, San Antonio, Texas, 78238-5166 (SwRI®), proposes to provide the services described in SwRI Proposal No. 03-82486-1 (Project) for TECOGEN, INC. located at 45 First Avenue, Waltham, MA 02451 (Client).

This proposal will be effective until February 3, 2018 and, if accepted by Client on or before the above date or such other date as may be mutually agreeable, it will become effective as a contract on the following terms and conditions:

1. Performance will begin at the earliest practicable date, but in no event prior to the receipt of a signed contract, initial payment (if required), and any required Client provided equipment and materials. Client is advised that Project scheduling is subject to resource availability and is conducted on a first-come, first-served basis. Once started, Project performance shall continue for a period of four (4) months unless this performance period is modified by mutual agreement in writing. Performance is defined as the actions described in the attached proposal and documents which are hereby incorporated by reference.

2. SwRI shall devote such time and attention to the Project as is needed for its proper and diligent conduct, and shall provide SwRI-owned and available scientific equipment and laboratory and service facilities as required.

3. Payment terms will be as described in Exhibit A.

4. SwRI shall report to Client from time to time as the Project progresses all significant information resulting from this Project. In addition, all information obtained by SwRI, as a result of the Project will be available to Client at any time while this contract is in force. SwRI shall not publish or disclose to third parties the results of the Project or any information obtained from or on behalf of Client which is proprietary and confidential to Client (Confidential and Proprietary Information) without Client's written approval. Confidential and Proprietary Information shall not include information (a) which was available to the public by publication or otherwise or was a part of the public domain at the time of such disclosure by Client; or (b) which becomes available to the public by publication or otherwise or becomes part of the public domain after a disclosure by Client; (c) which is or has been disclosed by Client to any third party without the same or substantially the same obligations of nondisclosure as those imposed on SwRI; (d) which was already known to SwRI prior to disclosure by Client; or (e) which is required by law, government agency or court order to be disclosed by SwRI limit to ten (10) years.

"Confidential Information" means any information that is treated as confidential by a party, or its affiliates or representatives, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as "confidential," and includes any information that due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be non-public, confidential, or proprietary, including, without limitation: (a) all Information concerning this Project and the Arising Intellectual Property, (b) all information concerning past, present, and future business affairs including finances, customer

information, supplier information, products, services, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, research, development, sales and other commercial strategies; (c) all information concerning unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; (d) all designs, specifications, documentation, components, source code, object code, images, icons, audiovisual components and objects, schematics, drawings, protocols, processes, and other visual depictions, in whole or in part, of any of the foregoing; and (e) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.

Confidential Information does not include Information that: (v) was already known by or in the possession of the receiving party without restriction on use or disclosure before the receipt of such information directly or indirectly from or on behalf of the disclosing party; (w) was or is independently developed by the receiving party, as established by documentary evidence, without reference to or use of any of the disclosing party's Confidential Information; (x) was or becomes generally known by the public other than as a result of any breach of this agreement, or other wrongful act, of the receiving party or its affiliates, or their representatives; or (y) was or becomes available to the receiving party or is received by the receiving party from a third party who was not, at the time, under an obligation to the disclosing party or its affiliates or their representatives or any other person to maintain the confidentiality of such information or (z) is required by law, government agency or court order to be disclosed by the receiving party." The receiving party agrees to hold the disclosing parties confidential information in confidence for a period of ten (10) years from the receipt of such confidential information.

5. No advertising or publicity containing any reference to SwRI or any of its employees, either directly or by implication, shall be made use of by Client or on Client's behalf without SwRI's written approval. In the event Client distributes any report issued by SwRI on this Project outside its own organization, such report shall be used in its entirety, unless SwRI approves a summary or abridgement for distribution.

6. SwRI will use intellectual property and information which is available in the public domain and/or its own intellectual property in performing the work under the Project. If the work is successful and is based on SwRI's intellectual property, SwRI agrees to license such intellectual property to Client under royalty-free, reasonable terms and conditions. SwRI agrees that any patentable and/or copyrightable intellectual property (hereinafter referred to as "Arising Intellectual Property") which is conceived or made by SwRI during its performance of work under the Project and exclusively related to the Project shall be owned by Client. Decisions with respect to obtaining patent protection and/or copyright protection of Arising Intellectual Property, if any, shall be at the sole discretion of Client. The cost of filing and prosecution of patent application on such Arising Intellectual Property shall be at the expense of Client and all patents and copyright issuing on Arising Intellectual Property shall be the property of Client. Client will grant SwRI a non-exclusive, royalty free license to use any Arising Intellectual Property for its internal research, but not to sublicense to any third party In the event SwRI desires to use any of Client's Arising Intellectual Property to provide services to third parties, SwRI shall be permitted to do so, but must inform the third party of Client's ownership of such Arising Intellectual Property and the necessity for the third party to obtain an appropriate license from Client to use Arising Intellectual Property outside of SwRI's controlled facilities.

7. SwRI shall not undertake simultaneous research and development projects for more than one client when, in the judgment of SwRI, the objectives of the projects or the nature and scope of the work required to be done may result in a conflict of interest.

8. United States export control laws and regulations apply to this contract and SwRI will comply with such laws and regulations in the performance of the contract. Client expressly assures SwRI that no unpublished technical data, or hardware, furnished by SwRI to Client and no direct product thereof will be furnished or made available by Client to any third party except in accordance with the applicable laws and regulations of the United States then in force.

9. Either party may execute this contract and any additional documents including, but not limited to, modifications, and representations and certifications related to this contract by facsimile or electronic signature. The other party shall be entitled to rely on such facsimile or electronic signature as evidence that this contract has been duly executed by an authorized representative. Further, neither party shall contest the validity of this contract based on the use of facsimile or electronic signatures.

10. This contract comprises the full and complete agreement of the parties with respect to the subject matter hereof, and replaces and supersedes all prior communications, understandings and agreements between the parties, whether oral or written, expressed or implied with respect to the matters addressed herein. No change, modification or revision to this contract or any related, referenced or attached contractual document shall be deemed valid unless such is in writing signed by a duly authorized representative of each of the parties herein. For purposes of clarity, the authorized representatives of SwRI for such purposes are the individuals listed for "Contractual" in Article 17 below or any designees of SwRI's Executive Director, Contracts.

11. A delay in or failure of either SwRI or Client to perform its obligations hereunder as described shall not constitute default under this contract nor give rise to any claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected, including but not limited to: acts of God; expropriation or confiscation of facilities or compliance with any order or request of any governmental authority or person purporting to act therefore which affects to a degree not presently existing the supply, availability or use of materials or labor; acts of war or the public enemy; public disorders, rebellion, or sabotage; floods; riots; strikes; whether direct or indirect; or any causes whether or not the class or kind specifically named above, not within the control of the party affected and which, by the exercise of reasonable diligence, said party is unable to prevent, mitigate or remove.

12. During the Project execution, if either party identifies a work scope or schedule change, or if there is a delay caused by either party, SwRI will submit a plan to modify the contract accordingly. SwRI will use a formal Project Variation Request (PVR) system to track any changes to the project. SwRI will submit a PVR form to the Client program manager for each change. The PVR request form (Attachment 1) describes the nature of the change to work scope or schedule, the required change to the program schedule, the required change in Project resources, and any required modification to the contract price and payment terms. When an agreement is reached on the PVR between the SwRI Project Manager and Client program manager, authorized representatives of both parties will sign the PVR request form, and it will represent a binding change to these contract terms.

13. If, due to the actions of Client and/or Client's staff, or decisions made by Client that affect the Project schedule, there is a delay in the completion of any tasks, or approval of any PVR, Client will select one of the following two options:

(a) Delay the start of any subsequent tasks until the current task(s) are completed, and any payments associated with those current tasks are made, or

(b) Elect to make any payments associated with the delayed task(s) prior to completion of the delayed task(s), and SwRI will continue subsequent tasks on the original schedule.

14. If, due to the actions of Client and/or Client's staff, or decisions made by Client that affect the Project schedule, there are delays in excess of thirty (30) days in the completion of any tasks, or approval of any PVR, such delays will result in SwRI stopping the period of Project performance. An approved Project Variation Request form detailing necessary changes in schedule, work scope, and Project price will be required prior to resuming Project activity. Should such Project Variation Request not be fully executed within sixty (60) days, SwRI reserves the right to terminate this contract without default, penalty or breach.

15. This contract shall terminate upon the first to occur of the following events: (a) completion of the Project; (b) expiration of the performance period specified above or subsequently agreed upon; (c) receipt by SwRI of written notice of termination from Client, however, Client is obligated to reimburse all costs incurred by SwRI for project work performed prior to receipt of termination notice; (d) receipt by Client of written notice of termination from SwRI, provided however, SwRI shall have no right to terminate unless (1) Client has failed to pay any invoice rendered by SwRI when due and has failed to remedy such failure within ten (10) days following receipt of notice from SwRI stating its intention to terminate or (2) Client and SwRI fail to execute a Project Variation Request within the time set forth in Article 14 above.

16. Any Client property sent to SwRI for use in the Project will be returned to Client to the address listed above, or other address if provided by Client. Client shall pay all costs for packaging and return shipment of Client property. If the address above is not valid for shipping, or Client does not provide a valid address for shipping, SwRI reserves the right to dispose of said Client property ninety (90) days after Project completion, unless agreed upon by both parties in writing for SwRI to retain the property for future use on any future projects conducted by SwRI.

17. Neither party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. No delegation or other transfer will relieve the other party of any of its obligations or performance under this agreement. Any purported assignment, delegation, or transfer in violation of this section is void. This agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

18. If any term or provision of this agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties

hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

20.. Personnel for any negotiations required on this procurement may be contacted as follows:

Contractual: Ms. Patricia Rabago, Contract Specialist, Contracts Department, 210/522-6972, facsimile 210/522-3559, e-mail patricia.rabago@swri.org;
Ms. Vera Elizondo, Manager, Contracts Department, 210/522-3949, facsimile 210/522-3559, e-mail vera.elizondo@swri.org;
Mr. Troy Nagy, Assistant Director, Contracts Department, 210/522-2230, facsimile 210/522-3559, e-mail troy.nagy@swri.org;
Mr. R. B. Kalmbach, Executive Director, Contracts Department, 210/522-2261, facsimile 210/522-3559, e-mail ron.kalmbach@swri.org.

Electronic notification of award should be sent to e-mail address contract@swri.org.

Payment: Ms. Vanessa Estrada, Credit & Collections, 210/522-3715; credit@swri.org.

21. Correspondence shall be addressed:

Southwest Research Institute
P.O. Drawer 28510
San Antonio, Texas 78228-0510

SOUTHWEST RESEARCH INSTITUTE®
By: [signature]
Name: R. B. Kalmbach
Title: Executive Director, Contracts
Date: January 3, 2018

ACCEPTED:
TECOGEN, INC.
By: R. Panora
Name: Robert Panora
Title: President and COO
Tecogen INC.
Date: January 4, 2018